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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement of Quintiles Transnational Corp. ("Quintiles") on Form S-8 of our report dated May 15, 1996 on our audits of the consolidated financial statements of BRI International, Inc. as of November 30, 1995 and 1994, and for the years then ended, which report is included as an exhibit to Quintiles' Current Report on Form 8-K dated October 17, 1997.




                                                 /s/ COOPERS & LYBRAND L.L.P.

                                                 COOPERS & LYBRAND L.L.P.




Rockville, Maryland
November 14, 1997